                                            Exhibit 10.2
Execution Version
THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), effective as of May 2, 2023, is entered into by and among (1) Siena Lending Group LLC, together with its successors and assigns (“Lender”), (2) Inseego Wireless, Inc., a Delaware corporation (“Inseego Wireless”), and Inseego North America LLC, an Oregon limited liability company (“Inseego North America” and together with Inseego Wireless and any other Person who from time to time becomes a Borrower under the below defined Loan Agreement, collectively, the “Borrowers” and each individually, a “Borrower”), and (3) each of the Affiliates of the Borrowers signatory to the below defined Loan Agreement from time to time as guarantors (each a “Guarantor” and collectively, the “Guarantors”). Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement defined below.
RECITALS
A.Lender, Borrowers and Guarantors have previously entered into that certain Loan and Security Agreement dated as of August 5, 2022, as amended by that certain First Amendment to Loan and Security Agreement dated as of December 15, 2022, as amended by that certain Second Amendment to Loan and Security Agreement dated as of April 28, 2023 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender has made certain loans and financial accommodations available to Borrowers.
B.On the Third Amendment Effective Date, Participant will purchase a subordinated, last out participation interest in the Revolving Loans made by Lender (or to be made by Lender from time to time) on the terms and conditions set forth in the Participation Agreement. Upon Lender’s receipt of the Participation Interests Amount, Revolving Loans then outstanding up to the Participation Interests Amount shall be deemed automatically recharacterized as Participated Interests under (and as defined in) the Participant Agreement. For the avoidance of doubt, the Participation Interests Amount shall not, by itself, increase Revolving Loans outstanding on the Third Amendment Effective Date.
C.Lender and Loan Parties now wish to further amend the Loan Agreement on the terms and conditions set forth herein.
D.Loan Parties are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Loan Agreement or any other Loan Document is being waived or modified by the terms of this Amendment.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
    1.     Amendments to Loan Agreement.

(a)Section 1.1 of the Loan Agreement is hereby amended by adding a new clause (b) to such Section immediately after the existing clause (as) to read as follows:
“(b) Participation Interests Amount. At all times prior to the Termination Date, the Participation Interests Amount shall be deemed as outstanding principal Revolving Loans.”
(b)Schedule B to the Loan Agreement is hereby amended by amending and restating the definition of “Borrowing Base” as follows:
“Borrowing Base” means, as of any date of determination, the Dollar Equivalent Amount as of such date of determination of (a) the aggregate amount of Eligible Accounts multiplied by the Accounts Advance Rate (but in no event to exceed the Accounts Sublimit); plus (b) the lower of cost or market value of Eligible Inventory multiplied by the applicable Inventory Advance Rate(s), but not to exceed the Inventory Sublimit(s); plus (c) the Participation Interests Amount on such date; minus (d) all Reserves which Lender has established pursuant to Section 1.2 (including those to be established in connection with any requested Revolving Loan or Letter of Credit).
(c)Schedule B to the Loan Agreement is hereby amended by amending and restating the following defined terms, each to read as follows:
“Fee Letter” means that certain Amended and Restated Fee Letter, dated as of the Third Amendment Effective Date, between Borrowers and Lender, as such agreement maybe further amended, restated, supplemented or otherwise modified from time to time.
“Qualified Cash” means unrestricted domestic cash and Cash Equivalents of the Loan Parties held in a deposit account that is subject to a deposit account control agreement in favor of Lender. For the avoidance of doubt, the Participation Interests Amount shall not constitute Qualified Cash.
(d)Schedule B to the Loan Agreement is hereby amended by adding the following defined terms to such Schedule in their proper alphabetical order to read as follows:
“Participant” means South Ocean Funding, LLC and North Sound Management.
“Participation Agreement” means that certain Subordinated, Last-Out Participation Agreement dated as of the Third Amendment Effective Date by and among
Lender and Participant, as such agreement may be amended, restated, supplemented or otherwise modified in accordance with the terms thereof.
“Participation Interests Amount” means, the aggregate purchase price paid by the Participant to Lender on the Third Amendment Effective Date pursuant to the terms of the Participation Agreement; provided that if such amount is returned to the Participant (whether through a put-right, sale, redemption transfer or any other transaction), the Participation Interest Amount shall be deemed to be $0. As of the Third Amendment Effective Date, the Dollar Value of Participation Interests is $4,000,000.

“Third Amendment Effective Date” means May 2, 2023.
2.Amendment Fee. In consideration of the agreements set forth herein, Borrowers hereby agree to, jointly and severally, pay to Lender an amendment fee in the amount of $50,000 (the “Amendment Fee”), which fee is non-refundable when paid and is fully-earned as of and due and payable on the date of this Amendment.
3.Effectiveness of this Amendment. This Amendment shall become effective as of the Third Amendment Effective Date upon the satisfaction, as determined by Lender, of the following conditions.
(a)Amendment. Lender shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties hereto.
(b)Amendment Fee. Lender shall have received the Amendment Fee, which may be paid as a charge to Borrowers’ Loan Account.
(c)Amended and Restated Fee Letter. Lender shall have received a fully executed copy of the Amended and Restated Fee Letter, in a sufficient number of counterparts for distribution to all parties thereto.
(d)Participation Agreement. Lender shall have received a fully executed copy of the Subordinated, Last-Out Participation in a sufficient number of counterparts for distribution to all parties thereto.
(e)Participation Interests Amount. Lender shall have received $4,000,000 in immediately available funds from Participant, as payment of the purchase price for the Participation Interest (as such term is defined in the Participation Agreement).
(f)Other Required Documentation. All other documents required to be delivered by Borrowers in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as reasonably required by Lender.
4.Representations and Warranties. Each Loan Party represents and warrants as follows:
(a)Authority. Such Loan Party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder. The execution, delivery and performance by such Loan Party of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.
(b)Enforceability. This Amendment has been duly executed and delivered by each Loan Party. This Amendment is the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, and is in full force and effect.
(c)Representations and Warranties. The representations and warranties contained in the Loan Agreement and each other Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.
(d)Due Execution. The execution, delivery and performance of this Amendment are within the power of each Loan Party, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Loan Party.
(e)No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.
5.Choice of Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.
6.Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.
7.Reference to and Effect on the other Loan Documents.
(a)Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.
(b)Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Lender.
(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.

(d)To the extent that any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.
8.Integration. This Amendment, together with the Loan Agreement and the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
9.Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under applicable laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
10.Guarantors’ Acknowledgment. With respect to the amendments to the Loan Agreement effected by this Amendment, each Guarantor hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty (as modified and supplemented in connection with this Amendment) is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty to the Loan Agreement, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended or modified by this Amendment. Although Lender has informed the Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that Lender has no duty under the Loan Agreement, any Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

INSEEGO WIRELESS, INC.

By: Robert Barbieri
Robert Barbieri (May 2, 2023 12:08 CDT)
Name: Robert G. Barbieri
Its: President and Treasurer

INSEEGO NORTH AMERICA LLC

By: Robert Barbieri
Robert Barbieri (May 2, 2023 12:08 CDT)
Name: Robert G. Barbieri
Its: Manager

GUARANTOR:

INSEEGO CORP.

By: Robert Barbieri
Robert Barbieri (May 2, 2023 12:08 CDT)
Name: Robert G. Barbieri
Its: Chief Financial Officer

140690.01137/131107290v.4

LENDER:
SIENA LENDING GROUP LLC
By:
Name: Michael Zielinski
Its: Authorized Signatory
By:
Name: Steven Sanicola
Its: Authorized Signatory

[Signature Page to Third Amendment to Loan and Security Agreement]
140690.01137/131107290v.4